SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

SPECTRASCIENCE, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State of other jurisdiction of incorporation)	000-13092 (Commission File Number)	41-1448837 (I.R.S. Employer Identification No.)

11568-11 Sorrento Valley Road, San Diego, CA 92121

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 847-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The information set forth in response to Item 5.02(c) of this Form 8-K regarding changes to the executive officer positions held by Michael P. Oliver is incorporated by reference in response to this Item 5.02(b).

(c) On September 30, 2013, the Board of Directors of SpectraScience, Inc. (the “Company”) appointed Lowell W. Giffhorn to be the Company’s Chief Financial Officer. Mr. Giffhorn will be assuming such duties from the Company’s current Chief Financial Officer, Michael P. Oliver. Mr. Oliver will continue serving as the Company’s Chief Executive Officer.

Since 2005, Mr. Giffhorn, 66, has served as the Chief Financial Officer and as a member of the Board of Directors of Brendan Technologies, Inc., a developer and marketer of computational analytical software products for the laboratory testing industry, and as the Chief Financial Officer of Imagenetix, Inc., a publicly held nutritional supplement company. Mr. Giffhorn will retain these positions while serving as the Company’s Chief Financial Officer.

From 2002 to 2009, Mr. Giffhorn was a member of the Board of Directors of DND Technologies, Inc., a publicly held company, and served as Chairman of its audit committee. In addition, Mr. Giffhorn has held other financial management positions in the defense contracting and hospitality industries, has worked for a public accounting firm and has served on the boards of a variety of charitable and artistic organizations. Mr. Giffhorn received his MBA from National University and his BS from the University of Illinois.

Mr. Giffhorn will carry out his responsibilities as the Company’s Chief Financial Officer pursuant to the terms of a Consulting Agreement with the Company, effective August 1, 2013 (the “Agreement”). The Agreement, which is terminable by either party upon 30 days written notice, provides that Mr. Giffhorn will be an independent contractor of the Company and will receive compensation of $7,500 per month.

Mr. Giffhorn was not appointed as the Company’s Chief Financial Officer pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Giffhorn and any director or executive officer of the Company.

The description of the Agreement is qualified in its entirety by reference to the Agreement, the full text of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference in response to Item 5.02.

Item 8.01 Other Events

On October 4, 2013, the Company issued a press release regarding the appointment of Mr. Giffhorn to serve as the Company’s Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	Consulting Agreement, between SpectraScience, Inc. and Lowell W. Giffhorn, effective August 1, 2013.

99.1	Press Release dated October 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2013	SPECTRASCIENCE, INC.

	By:	/s/ Michael P. Oliver
	Name:	Michael P. Oliver
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Consulting Agreement, between SpectraScience, Inc. and Lowell W. Giffhorn, effective August 1, 2013.

99.1	Press Release dated October 4, 2013.